UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

Eight Dragons Company
(Exact Name of Registrant as Specified in Charter)

Nevada	001-28453	75-2610236
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
95 Merrick Way, Third Floor Coral Gables, Florida		33143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 866-3726

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, “Company,” “our company,” “us,” “Eight Dragons,” and “our” refer to Eight Dragons Company, unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On June 1, 2017, the Company, through an Agreement and Plan of Merger and Reorganization, acquired all the equity of Park Road Solutions, Inc. (previously Park Road Solutions, LLC), for a purchase price of Eighty Thousand (80,000) shares of the Company common stock.  Park Road Solutions, Inc. is an information systems consulting company.  Financial statements of the business acquired was not material pursuant to Rule 8-04(b) of Regulation S-X (17 CFR 210.8-04(b)). The transaction was consummated on a tax-free basis pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986

Item  3.02 – Unregistered Sale of Equity Securities.

See Item 2.01.
The offer and sale of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

Item 7.01 – Regulation FD Disclosure.

On June 7, 2017, the Company announced the acquisition of Park Road Solutions, Inc. A copy of the press release is furnished as Exhibit 99.1 to this Current Report filed on Form 8-K and is incorporated herein by reference.

Note: the information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01 – Financial Statements And Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Agreement and Plan of Merger and Reorganization between Park Road Solutions, Inc. , Eight Dragons Acquisition I, Inc., and the Company, dated June 1 2017.

99.1	Press Release dated June 7, 2017, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 7, 2017

Eight Dragons Company

By:/s/ Una Taylor
Una Taylor, Chief Executive Officer

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